EXHIBIT 99

N E W S R E L E A S E

Contacts:	John S. Penshorn
Senior Vice President
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

THIRD QUARTER NET EARNINGS OF $1.04 PER SHARE

•	Revenues for Third Quarter up 36% to More Than $9.8 Billion

•	Strong Customer Growth Across Businesses

•	Operating Margin Expanded to 11.1%

•	Operating Cash Flows Exceeded $950 Million, Up 49%

•	Earnings Per Share Increased 35%

MINNEAPOLIS (October 14, 2004) – UnitedHealth Group (NYSE: UNH) achieved record results in the third quarter of 2004, reported Chairman and CEO William W. McGuire, M.D. Third quarter results were driven by strong and diverse growth and consistent operating performance across the spectrum of UnitedHealth Group businesses, with every reporting segment producing year-over-year and sequential quarterly gains in earnings from operations and operating margins.

     Quarterly Financial Performance

	Three Months Ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Revenues	$9.86 billion	$8.70 billion	$7.24 billion
Earnings From Operations	$1.09 billion	$945 million	$763 million
Operating Margin	11.1%	10.9%	10.5%

UnitedHealth Group Highlights

•	Third quarter earnings per share of $1.04 increased 35 percent from $0.77 in the third quarter of 2003, and improved 11 cents or 12 percent from the second quarter of 2004. This includes the favorable resolution of income tax returns from prior years, which benefited earnings per share in third quarter 2004 by approximately 1 cent.

•	Third quarter consolidated net earnings increased to $698 million, up $222 million or 47 percent year-over-year and $102 million or 17 percent on a sequential quarter basis.

•	Consolidated revenues of $9.9 billion increased $2.6 billion or 36 percent year-over-year, and $1.2 billion or 13 percent from the second quarter of 2004.

•	Organic customer growth strengthened for UnitedHealth Group businesses in the third quarter. Examples include gains of 55,000 people at Uniprise; 140,000 people for UnitedHealthcare; 105,000 consumers with HealthAllies; 10,000 people at AmeriChoice; and strong growth for Ovations, including 37,000 people purchasing Medicare supplement products, growth of 5,000 people in Medicare Advantage programs, and approximately 300,000 consumers accessing one of three discount drug card offerings.

•	Operating costs declined to 15.1 percent of revenues in the third quarter, representing strong improvement of 180 basis points from the third quarter of 2003 and 40 basis points from the second quarter of 2004.

•	Earnings from operations increased to $1.1 billion in the third quarter, up $329 million or 43 percent over the prior year, and up $147 million or 16 percent sequentially.

•	Consolidated third quarter operating margin improved to 11.1 percent from 10.5 percent in the third quarter 2003 and from 10.9 percent in second quarter 2004.

UnitedHealth Group Highlights – Continued

•	Medical costs payable, excluding the AARP division of Ovations, increased $1.5 billion or 48 percent year-over-year, standing at $4.7 billion at September 30, 2004. Medical costs days payable were 69 days for the quarter, which included the effect of Oxford Health Plans, Inc. (Oxford) for two months from the date of acquisition.

•	During the third quarter, the Company realized prior year favorable development of $50 million in its estimates of medical costs incurred, compared to $20 million in prior year favorable development realized in the third quarter of 2003.

•	In addition, the Company realized $50 million in positive development in the third quarter related to estimates of medical costs incurred in the first and second quarters of 2004. This compares to $80 million of in-year favorable development realized in the third quarter of 2003.

•	Cash flows from operations were $958 million for the third quarter, up 49 percent year-over-year, and reached approximately $2.9 billion for the first nine months of 2004.

•	The Company repurchased 13.7 million shares in the third quarter, bringing year-to-date shares repurchased and capital deployed through September 30, 2004, to 34 million shares and $2.1 billion, respectively.

•	Third quarter 2004 annualized return on equity was approximately 31 percent.

Closing Comment

“I am pleased to report these operating results, supported by strong cash flows. That said, our most significant accomplishments this quarter were in areas that strengthened our businesses for the future,” Dr. McGuire stated. “Examples of these include closing the Oxford acquisition, establishing a strategic alliance with Harvard Pilgrim, formally launching our health savings account capabilities and strengthening our senior management group with several key new people. Operationally, we expect to close 2004 and enter 2005 with continued strong performance driven by a combination of increasing market share across all of our businesses and double-digit percentage overall operating margins. The impact of these gains is reflected in the fact that we now project fourth quarter 2004 earnings of approximately $1.07 per share, bringing our previous projection for full-year 2004 earnings up 5 cents to $3.92 per share. Building on that momentum, our outlook anticipates further earnings per share growth to approximately $4.70 to $4.75 per share in 2005, eight cents per share above the range of our most recent outlook.”

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50.

     Quarterly Financial Performance

	Three Months Ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Revenues	$8.71 billion	$7.59 billion	$6.22 billion
Earnings From Operations	$763 million	$636 million	$490 million
Operating Margin	8.8%	8.4%	7.9%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $2.5 billion or 40 percent year-over-year and $1.1 billion or 15 percent sequentially to $8.7 billion in the third quarter of 2004.

•	Third quarter Health Care Services operating earnings of $763 million increased $273 million or 56 percent year-over-year and $127 million or 20 percent sequentially.

•	Third quarter operating margin of 8.8 percent expanded 90 basis points year-over-year and 40 basis points sequentially.

Key Developments for Health Care Services – Continued

•	Third quarter revenues of $5.9 billion for UnitedHealthcare increased $2.0 billion or 52 percent year-over-year and $0.9 billion or 19 percent sequentially.

•	UnitedHealthcare served 10.8 million people as of September 30, 2004, an increase of 2.5 million individuals year to date, including an increase of 1.5 million individuals in the third quarter of 2004. Excluding the acquisition of Oxford, UnitedHealthcare grew membership by 140,000 people during the third quarter.

•	UnitedHealthcare’s third quarter 2004 commercial medical care ratio of 78.6 percent was consistent with the 79.4 percent and 79.2 percent ratios in the second quarter of 2004 and the third quarter of 2003, respectively. Businesses acquired in the past 12 months contributed 40 basis points to the year-over-year decline.

•	AmeriChoice third quarter revenues of $795 million increased $127 million or 19 percent year-over-year and $22 million or 3 percent from the second quarter of 2004.

•	AmeriChoice serves more than 1.2 million people, having increased enrollment by 135,000 people year to date. In the third quarter of 2004, AmeriChoice grew enrollment by 10,000 individuals.

•	Ovations reported record revenues of $2.0 billion in the third quarter, up $336 million or 20 percent year-over-year and $170 million or 9 percent from second quarter 2004.

•	Ovations’ participation in the drug discount card market continues to expand, with approximately 300,000 consumers added in the third quarter. More than 2.3 million people now access an Ovations Pharmacy Solutions offering, up 36 percent year-over-year.

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

     Quarterly Financial Performance

	Three Months Ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Revenues	$842 million	$843 million	$778 million
Earnings From Operations	$171 million	$170 million	$154 million
Operating Margin	20.3%	20.2%	19.8%

Key Developments

•	Third quarter revenues of $842 million increased 8 percent over third quarter 2003.

•	Uniprise serves more than 9.5 million people in the national multi-location employer segment, having increased its membership by 55,000 people in the third quarter, as new client wins more than offset the impact of job-related attrition at large employer customers. This was further offset by attrition of 10,000 members from the Passport offering during the third quarter.

•	Uniprise operating earnings of $171 million grew $17 million or 11 percent year-over-year, as revenue expansion outpaced increases in operating costs. The Uniprise operating margin of 20.3 percent expanded 50 basis points year-over-year and improved 10 basis points from second quarter 2004.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

     Quarterly Financial Performance

	Three Months Ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Revenues	$580 million	$573 million	$476 million
Earnings From Operations	$124 million	$119 million	$100 million
Operating Margin	21.4%	20.8%	21.0%

Key Developments

•	Third quarter revenues rose to $580 million, up $104 million or 22 percent year-over-year, and up $7 million or 1 percent from the second quarter of 2004, driven by strong customer growth across the portfolio of Specialized Care Services companies.

•	In the third quarter, earnings from operations of $124 million increased $24 million or 24 percent year-over-year and $5 million or 4 percent sequentially.

•	The Specialized Care Services operating margin of 21.4 percent expanded 40 basis points year-over-year and 60 basis points from the second quarter of 2004, as operating efficiency gains continued to more than offset the business mix shift toward comparatively lower margin service lines.

Business Description

Ingenix is an international leader in the field of health care data, analysis and application. Ingenix serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

     Quarterly Financial Performance

	Three Months Ended
	September 30,	June 30,	September 30,
	2004	2004	2003
Revenues	$170 million	$146 million	$148 million
Earnings From Operations	$ 34 million	$ 20 million	$ 19 million
Operating Margin	20.0%	13.7%	12.8%

Key Developments

•	Ingenix revenues increased $22 million, or 15 percent year-over-year, to $170 million in the third quarter of 2004. Due to the seasonal sales characteristics of some of its key product lines, year-over-year financial comparisons are more meaningful indications of performance than sequential quarterly comparisons.

•	In the third quarter, Ingenix had significant sales of its latest release of ClaimsManager software to large physician groups and integrated health care delivery systems, and MedPoint, an innovative pharmaceutical prescription data product.

•	Ingenix operating earnings increased $15 million or 79 percent year-over-year, and the operating margin increased to 20 percent, up 720 basis points from third quarter 2003, due to the combination of strong contribution margins on software system sales and focused operating cost reduction efforts across its businesses.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the Company’s four reportable business segments – Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID # 163551. This earnings release and the Form 8-K dated October 14, 2004, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2004

- Consolidated Statements of Operations

- Condensed Consolidated Balance Sheets

- Condensed Consolidated Statements of Cash Flows

- Segment Financial Information

- Customer Profile Summary

UNITEDHEALTH GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES
Premiums	$8,920	$6,395	$23,985	$18,791
Services	842	780	2,444	2,329
Investment and Other Income	97	63	278	180

Total Revenues	9,859	7,238	26,707	21,300

COSTS
Medical Costs	7,180	5,174	19,375	15,333
Operating Costs	1,488	1,226	4,151	3,620
Depreciation and Amortization	99	75	268	222

Total Costs	8,767	6,475	23,794	19,175

EARNINGS FROM OPERATIONS	1,092	763	2,913	2,125
Interest Expense	(34)	(24)	(86)	(71)

EARNINGS BEFORE INCOME TAXES	1,058	739	2,827	2,054
Provision for Income Taxes	(360)	(263)	(979)	(736)

NET EARNINGS	$698	$476	$1,848	$1,318

BASIC NET EARNINGS PER COMMON SHARE	$1.09	$0.81	$2.99	$2.23

DILUTED NET EARNINGS PER COMMON SHARE	$1.04	$0.77	$2.85	$2.13

Diluted Weighted-Average Common Shares Outstanding	670	617	648	620

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Cash and Short-Term Investments	$4,409	$2,748
Accounts Receivable, net	910	745
Other Current Assets	2,877	2,627

Total Current Assets	8,196	6,120
Long-Term Investments	8,091	6,729
Other Long-Term Assets	11,610	4,785

Total Assets	$27,897	$17,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$5,541	$4,152
Commercial Paper and Current Maturities of Long-Term Debt	150	229
Other Current Liabilities	4,876	4,387

Total Current Liabilities	10,567	8,768
Long-Term Debt, less current maturities	3,750	1,750
Future Policy Benefits for Life and Annuity Contracts	1,642	1,517
Deferred Income Taxes and Other Liabilities	871	471
Shareholders’ Equity	11,067	5,128

Total Liabilities and Shareholders’ Equity	$27,897	$17,634

The table below summarizes certain balance sheet data excluding AARP related amounts.

	September 30, 2004		December 31, 2003	September 30, 2003
Accounts Receivable, net	$528		$393	$530
Other Current Assets	$959		$668	$486
Other Current Liabilities	$3,464		$2,950	$2,448
Medical Costs Payable	$4,653		$3,278	$3,146
Days Medical Costs in Medical Costs Payable	68	(a)	68	68

(a)	For comparability purposes, amount excludes the impact of Oxford Health Plans, Inc. which was acquired on July 29, 2004, and Mid-Atlantic Medical Services, Inc. which was acquired on February 10, 2004.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2004	2003
Operating Activities
Net Earnings	$1,848	$1,318
Noncash Items:
Depreciation and amortization	268	222
Deferred income taxes and other	25	28
Net changes in operating assets and liabilities	744	565

Cash Flows From Operating Activities	2,885	2,133

Investing Activities
Cash paid for acquisitions, net of cash assumed	(1,912)	(87)
Purchases of property, equipment and capitalized software	(240)	(281)
Net sales and maturities/(purchases) of investments	344	340

Cash Flows Used For Investing Activities	(1,808)	(28)

Financing Activities
Common stock repurchases	(2,098)	(1,362)
Net change in commercial paper and debt	1,921	(11)
Other, net	473	205

Cash Flows From (Used For) Financing Activities	296	(1,168)

Increase in cash and cash equivalents	1,373	937
Cash and cash equivalents, beginning of period	2,262	1,130

Cash and cash equivalents, end of period	$3,635	$2,067

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$5,557	$—

UNITEDHEALTH GROUP
SEGMENT FINANCIAL INFORMATION
(in millions)
(unaudited)

REVENUES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
UnitedHealthcare	$5,936	$3,911	$15,519	$11,501
Ovations	1,981	1,645	5,535	4,888
AmeriChoice	795	668	2,296	1,955

Health Care Services	8,712	6,224	23,350	18,344
Uniprise	842	778	2,520	2,322
Specialized Care Services	580	476	1,707	1,393
Ingenix	170	148	456	395
Corporate and eliminations	(445)	(388)	(1,326)	(1,154)

Total Consolidated	$9,859	$7,238	$26,707	$21,300

EARNINGS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Health Care Services	$763	$490	$1,976	$1,342
Uniprise	171	154	508	459
Specialized Care Services	124	100	356	281
Ingenix	34	19	73	43

Total Consolidated	$1,092	$763	$2,913	$2,125

UNITEDHEALTH GROUP
CUSTOMER PROFILE SUMMARY
(in thousands)
(unaudited)

	September	June	December	September
Customer Profile	2004 (a)	2004 (a)	2003	2003
Commercial Businesses
Risk-based	10,595	9,345	8,360	8,505
Fee-based	15,265	15,120	14,110	14,155
Governments
Federal	1,380 (b)	4,140	4,325	4,330
State and municipal	5,510	5,385	5,035	5,195
Consumers	1,450	1,200	1,190	700
Business-to-Business Partners	19,025	19,260	17,440	17,235

Grand Total	53,225	54,450	50,460	50,120

(a)	HealthAllies members of 910,000 at September 30, 2004 and 805,000 at June 30, 2004 are included with Consumers and Commercial Businesses in the Customer Profile Summary above.

(b)	Department of Defense (DOD) contract for Optum Nurseline Services involving 2.8 million members and $11 million in annual revenue is now managed directly by the DOD.

Supplemental Franchise Profile - Health Care Services and Uniprise

	September	June	December	September
	2004 (a) (b)	2004 (a)	2003	2003
Health Care Services:
Risk-based commercial	7,635	6,225	5,400	5,005
Fee-based commercial	3,200	3,060	2,895	2,855
Medicare	315	240	230	225
Medicaid	1,240	1,230	1,105	1,090

Total Health Care Services	12,390	10,755	9,630	9,175

Uniprise	9,565	9,520	9,060	9,125

(a)	Includes 920,000 risk-based commercial, 90,000 fee-based commercial, 50,000 Uniprise and 95,000 Medicaid individuals served in connection with the acquisitions of Mid-Atlantic Medical Services, Inc. and other businesses in the first quarter of 2004.

(b)	Includes 1,375,000 risk-based commercial, 35,000 fee-based commercial and 70,000 Medicare individuals served in connection with the acquisition of Oxford Health Plans, Inc. in the third quarter of 2004.